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                                                                     Exhibit 5.1


                                              Opinion of McDermott, Will & Emery
                                                               November 17, 2003

Net2Phone, Inc.
520 Broad Street
Newark, New Jersey 07102

Ladies and Gentlemen:

         We have acted as your special counsel in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the sale of up to an aggregate of 14,575,000 shares of common stock, par value $.01 per share (the "common stock"), of Net2Phone, Inc., a Delaware corporation (the "Company"), by the Company to the underwriters named in the prospectus (the "Prospectus") incorporated into the Registration Statement.

         In arriving at the opinions expressed below we have examined the Registration Statement, and such other documents as we have deemed necessary to enable us to express the opinions hereinafter set forth. We have also reviewed such questions of law as we considered necessary or appropriate for the purposes of such opinions. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to as copies, and the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

         Members of our firm are admitted to the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that, when the 14,575,000 shares of common stock to be sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the Prospectus, such shares of common stock will have been validly issued and will be fully paid and nonassessable.


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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ McDermott, Will & Emery